                                                                    Exhibit 99.1

[LOGO]     QLT INC.     887 Great Northern Way           t 604.707.7000
                        Vancouver, BC Canada V5T 4T5     f 604.707.7001
                                                         www.qltinc.com

April 28, 2004

To the Shareholders of QLT Inc.

I am pleased to invite you to attend the Annual Meeting of Shareholders of QLT Inc. to be held on Wednesday, May 26, 2004 at 10:00 a.m. (Vancouver time) at The Four Seasons Hotel, 791 West Georgia Street, Vancouver, British Columbia. A reception will follow the Annual Meeting to allow you to meet the directors and management of QLT.

The attached Notice of Annual Meeting and Proxy Statement provide details of business to be conducted at the Annual Meeting. A copy of QLT's Annual Report is also enclosed and highlights some of QLT's significant achievements over the last year.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed Instrument of Proxy according to the instructions in the Proxy Statement and the Instrument of Proxy.

I look forward to seeing you at the Annual Meeting on May 26.

Sincerely,

QLT INC.

/s/PAUL J. HASTINGS

PAUL J. HASTINGS
President and Chief Executive Officer

                                    QLT INC.
                             887 GREAT NORTHERN WAY
                           VANCOUVER, BRITISH COLUMBIA
                                     V5T 4T5
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 26, 2004

         NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders ("Shareholders") of QLT Inc. ("QLT") will be held at The Four Seasons Hotel, 791 West Georgia Street, Vancouver, British Columbia, on Wednesday, May 26, 2004 at 10:00 a.m. (Vancouver time) for the following purposes, each of which is described in more detail in the accompanying Proxy Statement:

1. To receive the Annual Report, including the report of the directors of QLT (the "Directors"), and the Audited Consolidated Financial Statements of QLT for the year ended December 31, 2003, together with the Auditors' Report on those Financial Statements;

2. To appoint Deloitte & Touche LLP as independent auditors of QLT for the ensuing year and to authorise the Directors to fix the remuneration to be paid to the auditors;

3.       To fix the number of Directors for the ensuing year at eight;

4.       To elect Directors for the ensuing year; and

5. To transact such other business as may properly come before the Annual Meeting, or at any adjournments or postponements thereof.

         You are entitled to receive notice of and attend the Annual Meeting, and may vote at the Annual Meeting, if you were a Shareholder of QLT at the close of business on Tuesday, April 13, 2004.

         If you are unable to attend the Annual Meeting in person, please read the notes (the "Notes") accompanying the Instrument of Proxy enclosed with these materials and then complete and return the Instrument of Proxy within the time set out in those Notes. If on April 13, 2004, your shares in QLT were held of record in your brokerage firm, securities dealer, trust company, bank or another similar organization, you may vote at the Annual Meeting if you obtain a proxy card from them issued in your name and carefully follow any instructions that are provided to you in connection with that proxy card.

         The enclosed Instrument of Proxy is solicited by management of QLT but you may amend it if you wish by striking out the names listed in the Instrument of Proxy and inserting in the space provided the name of the person you wish to represent you at the Annual Meeting.

         DATED at Vancouver, British Columbia, this 28th day of April, 2004.

                       BY ORDER OF THE BOARD OF DIRECTORS
                                   JANET GROVE
                               CORPORATE SECRETARY

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED INSTRUMENT OF PROXY AS PROMPTLY AS POSSIBLE. IF YOU ARE ABLE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                                    QLT INC.
                             887 GREAT NORTHERN WAY
                           VANCOUVER, BRITISH COLUMBIA
                                     V5T 4T5

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 26, 2004

ANNUAL MEETING AND PROXY SOLICITATION

PURPOSE OF PROXY

These proxy materials are furnished in connection with the solicitation of proxies by the management of QLT Inc. ("QLT"), a British Columbia company, for the annual general meeting (the "Annual Meeting") of shareholders of QLT (the "Shareholders"). As many of QLT's Shareholders are expected to be unable to attend the Annual Meeting in person, proxies are solicited by mail to give each Shareholder an opportunity to vote on all matters that will properly come before the Annual Meeting. QLT intends to mail this Proxy Statement and accompanying Instrument of Proxy on or about April 28, 2004 to all Shareholders of record as at the close of business on Tuesday, April 13, 2004. References in this Proxy Statement to the Annual Meeting include any adjournment or postponement of that meeting.

DATE, TIME, PLACE AND PURPOSE OF THE QLT ANNUAL MEETING

QLT's Annual Meeting will be held at The Four Seasons Hotel, 791 West Georgia Street, Vancouver, British Columbia, on Wednesday, May 26, 2004, at 10:00 a.m. (Vancouver time).

The purpose of the Annual Meeting is to:

1. receive the Annual Report, including the report of the directors of QLT (the "Directors"), and the Audited Consolidated Financial Statements of QLT for the year ended December 31, 2003, together with the Auditors' Report on those Financial Statements;

2. appoint Deloitte & Touche LLP as independent auditors of QLT for the ensuing year and to authorise the Directors to fix the remuneration to be paid to the auditors;

3.       fix the number of Directors for the ensuing year at eight;

4.       elect Directors for the ensuing year; and

5. transact such other business as may properly come before the Annual Meeting, or at any adjournments or postponements thereof.

VOTING RECOMMENDATION OF THE BOARD OF DIRECTORS

QLT's Board of Directors believes the election of its eight nominees to the Board of Directors of QLT (the "Board" or "Board of Directors") and the appointment of Deloitte & Touche LLP as independent auditors are in the best interests of QLT and its Shareholders and, accordingly, recommends that each Shareholder vote his or her shares "FOR" each of the Board's nominees for election to the Board of Directors and "FOR" each of the other proposals.

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                                       2

WHO MAY ATTEND THE ANNUAL MEETING?

All QLT Shareholders are invited to attend the Annual Meeting, including Shareholders whose shares are held by their brokerage firm or another similar organisation.

QUORUM FOR THE ANNUAL MEETING

To transact business at the Annual Meeting, a quorum of Shareholders must be present at the commencement of the Annual Meeting, either in person or by proxy. Under QLT's incorporation documents, the quorum for the Annual Meeting is two Shareholders, two proxyholders representing two Shareholders, or one Shareholder and a proxyholder representing another Shareholder entitled to vote at the Annual Meeting, present in person at the beginning of the Annual Meeting and collectively holding or representing by proxy in the aggregate not less than 5% of the issued Common Shares of QLT. If within one-half hour from the time appointed for the Annual Meeting a quorum is not present, the meeting will stand adjourned to the same day in the next week at the same time and place. If at such adjourned meeting a quorum is not present within one-half hour from the time appointed, the person or persons present and being, or representing by proxy, a Shareholder or Shareholders entitled to attend and vote at the meeting will constitute a quorum. QLT has received a waiver of Rule 4350(f) from Nasdaq which would otherwise require a quorum of holders of not less than 33 1/3% of QLT's outstanding Common Shares.

VOTE REQUIRED

A SIMPLE MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED TO FIX THE NUMBER OF DIRECTORS AT EIGHT AND TO APPOINT DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF QLT. DIRECTORS ARE ELECTED BY A PLURALITY OF VOTES CAST AT THE ANNUAL MEETING, WHICH MEANS THAT THOSE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS WHO RECEIVE THE LARGEST NUMBER OF FAVOURABLE VOTES WILL BE ELECTED AS DIRECTORS OF QLT, UP TO THE MAXIMUM NUMBER OF DIRECTORS FIXED BY THE SHAREHOLDERS.

Holders of Common Shares are not entitled to cumulate votes for the election of Directors. Abstention from voting on the election of Directors will have no impact on the outcome of this proposal since no vote will have been cast in favour of any nominee.

ABSTENTIONS AND BROKER NON-VOTES WILL BE INCLUDED FOR QUORUM PURPOSES FOR THE ANNUAL MEETING BUT WILL NOT BE INCLUDED IN THE COMPUTATION OF THE VOTE ON ANY PARTICULAR RESOLUTION.

VOTING BY PROXY

You may vote by proxy or in person at the Annual Meeting if you were a Shareholder of record of QLT at the close of business on Tuesday, April 13, 2004. You are encouraged to vote by proxy using the enclosed Instrument of Proxy even if you plan to attend the Annual Meeting. If the instructions you give in the Instrument of Proxy are clear, and if the Instrument of Proxy is properly completed and delivered and has not been revoked, the shares represented by the Instrument of Proxy will be voted or withheld from voting on any poll that may be called for and, if you specify a choice with respect to any matter to be acted upon, the shares will be voted on any poll in accordance with your instructions. To vote using the enclosed Instrument of Proxy, you must:

1. specify your choice on each matter by marking the appropriate box on the enclosed Instrument of Proxy;

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                                       3


2. sign and date the Instrument of Proxy where indicated. To be valid, the Instrument of Proxy must be signed and dated by you or your attorney authorized in writing. If the Shareholder is a corporation, the Instrument of Proxy must be dated and signed under that corporate Shareholder's corporate seal or by a duly authorized officer or attorney of the corporation; and

3. return the Instrument of Proxy in the enclosed envelope or by facsimile to QLT's Registrar and Transfer Agent: Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile: within North America at 1-866-249-7775 or outside North America at (416) 263-9524, no later than Friday, May 21, 2004 at 1:00 p.m. (Toronto time). The Instrument of Proxy may also be delivered to the Chairman at the Annual Meeting as to any matter in respect of which a vote will not have already been cast.

YOU HAVE THE RIGHT TO APPOINT ANOTHER PERSON TO ATTEND AND ACT ON YOUR BEHALF AT THE ANNUAL MEETING OTHER THAN THE PERSONS NAMED IN THE ENCLOSED INSTRUMENT OF PROXY. TO EXERCISE THIS RIGHT, YOU SHOULD STRIKE OUT THE NAMES OF THE PERSONS NAMED IN THE INSTRUMENT OF PROXY AND INSERT THE NAME OF YOUR NOMINEE IN THE BLANK SPACE PROVIDED. A PERSON APPOINTED AS A PROXYHOLDER NEED NOT BE A SHAREHOLDER OF QLT.

NOTICE TO BENEFICIAL SHAREHOLDERS

A Shareholder's shares may be registered in the name of a third party, such as a brokerage firm, securities dealer, trust company, bank or other similar intermediary. Generally, such non-registered Shareholders will receive a package from their intermediary containing either: (i) a request for voting instructions; or (ii) a form of proxy which may be signed by the intermediary and specify the number of shares beneficially owned, but is otherwise uncompleted. If a non-registered Shareholder who receives one of the above forms wishes to vote in person at the Annual Meeting, the non-registered Shareholder should strike out the names of management's representatives named in the form of proxy and insert the non-registered Shareholder's name in the blank space provided. In either case, non-registered Shareholders should carefully follow the instructions of their intermediary with respect to the procedures for voting.

All references to "Shareholders" or "you" in this Proxy Statement and the accompanying Instrument of Proxy and Notice of Annual Meeting are to Shareholders of record of QLT on April 13, 2004 unless specifically stated otherwise.

MANNER IN WHICH PROXIES WILL BE EXERCISED

THE PROXYHOLDER WILL VOTE ACCORDING TO INSTRUCTIONS IN THE INSTRUMENT OF PROXY ON ANY BALLOT WHICH MAY BE CALLED FOR AND FOR WHICH A CHOICE HAS BEEN SPECIFIED. UNLESS OTHERWISE INDICATED BY YOU ON THE INSTRUMENT OF PROXY, YOUR SHARES WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND THE OTHER MOTIONS PROPOSED TO BE MADE AT THE ANNUAL MEETING AS STATED IN THE INSTRUMENT OF PROXY.

THE INSTRUMENT OF PROXY ALSO CONFERS UPON THE PROXYHOLDER DISCRETIONARY AUTHORITY TO VOTE ALL SHARES REPRESENTED BY THE PROXY WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE ANNUAL MEETING. THE MANAGEMENT OF QLT KNOWS OF NO SUCH AMENDMENT, VARIATION OR OTHER MATTER THAT IS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING. HOWEVER, IF ANY OTHER MATTERS WHICH ARE NOT NOW KNOWN TO QLT'S MANAGEMENT SHOULD PROPERLY COME BEFORE THE ANNUAL MEETING, THE PROXIES WILL BE VOTED, OR NOT VOTED, BY THE PROXYHOLDER IN HIS OR HER DISCRETION.

REVOKING A PROXY ONCE GIVEN

YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED AT THE ANNUAL MEETING. A proxy may be revoked by voting in person at the Annual Meeting, by an instrument in writing stating that the proxy is revoked and signed and delivered as follows, or in any other manner provided by law:

1. the instrument revoking the proxy must be signed by you or by your attorney authorised in writing. If the Shareholder is a corporation, the instrument of revocation must be signed under that corporate Shareholder's corporate seal or by a duly authorised officer or attorney of the corporation; and

2. the instrument revoking the proxy must be (i) delivered to QLT's registered office at 26th Floor, Toronto Dominion Bank Tower, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3 on or before Friday, May 21, 2004 at 1:00 p.m. (Toronto time) or the last business day preceeding the date of any adjournment of the Annual Meeting at which the proxy is to be voted or (ii) deposited with the Chairman on the date of the Annual Meeting or any adjournment of it before the taking of any vote in respect of which the proxy is to be used.

If your shares are held in the name of an intermediary such as a brokerage firm, securities dealer, trust company, bank or other nominee institution, you may change your vote by submitting new voting instructions to your intermediary, as applicable. You will need to contact your brokerage firm, securities dealer, trust company, bank or other nominee institution to learn how to effect that change.

COST OF THE PROXY SOLICITATION

QLT will pay the cost of soliciting these proxies, including the printing, handling and mailing of the proxy materials. Copies of these materials will be given to brokerage firms, securities dealers, trust companies, banks and other institutions that hold QLT's shares that are beneficially owned by others. QLT will reimburse these brokerage firms, securities dealers, trust companies, banks and other institutions for their reasonable out of pocket expenses in forwarding proxy materials to beneficial owners of QLT's shares. In addition, proxies may be solicited by certain directors, executive officers and employees of QLT personally or by telephone, mail, facsimile or e-mail. No additional compensation will be paid to directors, officers or other QLT employees for soliciting proxies.

SHAREHOLDER PROPOSALS

If you want to propose a matter for consideration at the 2005 Annual Meeting, then that proposal must be received at QLT's registered office at 26th Floor, Toronto Dominion Bank Tower, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3 by February 26, 2005. For a proposal to be valid, it must, subject to the Business Corporations Act (British Columbia), be in writing, accompanied by the requisite declarations and signed by the submitter and qualified Shareholders who at the time of signing are the registered or beneficial owners of shares that, in the aggregate, (i) constitute at least 1% of the issued shares of QLT that have the right to vote at general meetings or
(ii) have a fair market value in excess of $2,000. For the submitter or a qualified Shareholder to be eligible to sign the proposal, that Shareholder must have been the registered or beneficial owner of QLT shares that carry the right to vote at general meetings for an uninterrupted period of at least two years before the date the proposal is signed. QLT complies with the proxy solicitation requirements of British Columbia corporate law and Canadian securities legislation. QLT, as a "foreign private issuer", is exempt from the United States Securities and Exchange Commission ("SEC") rules regarding proxy solicitations (and certain related matters) and therefore is not subject to the procedural requirements of Rule 14a-5(e) of the Securities and Exchange Act of 1934 (the "Exchange Act").

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                                       5


          VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

Only those holders of record of QLT's Common Shares as of the close of business on Tuesday, April 13, 2004 will be entitled to vote at the Annual Meeting in person or by proxy. As of the close of business on March 31, 2004, there were 69,501,188 Common Shares issued and outstanding. There are no other classes of voting securities other than the Common Shares. On a show of hands every Shareholder present in person has one vote, and on a poll every Shareholder present in person or by proxy has one vote for each Common Share registered in the Shareholder's name.

The following table sets out information as of March 31, 2004 with respect to all Shareholders known to QLT to beneficially own, directly or indirectly, or to exercise control or direction over, more than 5% of the outstanding Common Shares of QLT. It also shows beneficial ownership for each Director, nominee Director, each executive officer named in the Summary Compensation Table appearing on page 20 of this Proxy Statement, and all Directors, nominee Directors and executive officers of QLT as a group. This information is based on reports filed with the British Columbia Securities Commission, the SEC or was furnished directly to QLT by the respective beneficial owners (or their nominees), Directors, executive officers and QLT's Registrar and Transfer Agent. Except for Directors, nominee Directors and executive officers, this information does not reflect Shareholders who may own more than 5% of the outstanding Common Shares of QLT but who have not publicly filed a report disclosing that ownership.

Under applicable United States securities laws, a person is considered to be a "beneficial owner" of Common Shares in QLT if that person has, or shares with another person, the power to direct the vote or investment of the Common Share. In addition, a person is also deemed to be a beneficial owner of a Common Share if that person has the right to acquire the share within 60 days (whether or not, in the case of a stock option, the current market price of the underlying Common Share is below the stock option exercise price). Therefore, the table also reflects for each such beneficial owner the number of options exercisable by May 30, 2004 owned by each beneficial owner, but, in determining the percentage ownership and general voting power of such person, does not assume the exercise of options or the conversion of securities owned by any other person.

Except as otherwise set forth below, each person has sole voting and dispositive power with respect to the shares shown.

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                                       6


                NAME OF
            BENEFICIAL OWNER               NUMBER OF SHARES(1)(2)    PERCENT OF CLASS
            ----------------               ----------------------    ----------------
Guardian Capital Inc.                         6,656,975(3) (4)             9.58%
Azab, Mohammad                                  117,397(5)                    *
Clarke, C. Boyd                                   2,917(6)                    *
Crossgrove, Peter A.                              5,500(7)                    *
Curaudeau, Alain H.                              82,151(8)                    *
Doty, Michael J.                                 86,833(9)                    *
Hastings, Paul J.                               498,600(10)                   *
Henriksen, Ronald D.                              9,500(11)                   *
Levy, Julia G.                                  618,011(12)                   *
Mendelson, Alan C.                               18,000(13)                   *
Newell, William J.                              141,112(14)                   *
Scott, E. Duff                                   33,500(15)                   *
Wood, L. Jack                                    27,000(16)                   *
All directors, nominees and executive         1,828,298(17)                2.63%
officers as a group (16 persons)

*Represents less than 1 %

NOTES:

(1) This disclosure is made pursuant to certain rules and regulations promulgated by the SEC.

(2) Includes Common Shares that may be acquired upon exercise of outstanding options as of May 30, 2004 by the persons named in the table above and by all directors and executive officers as a group.

(3) Beneficial ownership is as of December 31, 2003, as reflected in a statement on Schedule 13G/A filed with the SEC on February 13, 2004 by Guardian Capital Inc. The business address of Guardian Capital Inc. is Commerce Court West, Suite 1300, P.O. Box 201, Toronto, Ontario, Canada, M5L 1E8.

(4) This information does not reflect any changes to the ownership of Guardian Capital Inc. that may have occurred since December 31, 2003.

(5)      Includes options to purchase 117,397 Common Shares.

(6)      Includes options to purchase 2,917 Common Shares.

(7)      Includes options to purchase 3,500 Common Shares.

(8)      Includes options to purchase 82,151 Common Shares.

(9)      Includes options to purchase 85,833 Common Shares.

(10)     Includes options to purchase 490,000 Common Shares.

(11)     Includes options to purchase 3,500 Common Shares.

(12)     Includes options to purchase 172,531 Common Shares.

(13)     Includes options to purchase 16,000 Common Shares.

(14)     Includes options to purchase 141,112 Common Shares.

(15)     Includes options to purchase 3,500 Common Shares.

(16)     Includes options to purchase 23,500 Common Shares.

(17)     Includes options to purchase 1,309,418 Common Shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires registrant's Directors and executive officers, and persons who own more than 10% of a registered class of a registrants' securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the registrant. In light of the fact that QLT is a "foreign private issuer" pursuant to Rule 3a12-3 of the Exchange Act, QLT and the persons referred to above are exempt from the reporting and liability provisions of Section 16(a). QLT's executive officers are required to comply with reporting obligations under Canadian securities legislation, including the filing with the Canadian securities regulators of initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of QLT.

                              ELECTION OF DIRECTORS

DIRECTOR NOMINEES FOR ELECTION

The Board of Directors of QLT currently consists of eight individuals. All current Directors intend to stand for re-election to the Board. During 2003, the Corporate Governance and Nominating Committee of the Board of Directors considered the appropriate size of the Board of Directors and determined that the Board's current size of eight members is appropriate and effective. Therefore, the Board of Directors recommends that Shareholders approve an ordinary resolution fixing the number of Directors for the ensuing year at eight. The Board of Directors has put forward the names of the current Directors as nominees as outlined below. Proxies cannot be voted for a greater number of nominees for election to the Board of Directors than the number of Directors fixed by the Shareholders.

BOTH THE PRESIDENT AND CHAIRMAN OF QLT INTEND TO VOTE THE SHARES REPRESENTED BY PROXIES, IN WHICH EITHER OF THEM IS DESIGNATED A PROXYHOLDER, "FOR" THE FIXING OF THE NUMBER OF DIRECTORS AT EIGHT AND "FOR" THE ELECTION OF THE EIGHT NOMINEES NAMED IN THE INSTRUMENT OF PROXY, UNLESS AUTHORITY TO VOTE FOR THOSE PERSONS IS WITHHELD.

In accordance with the Articles of QLT and the Business Corporations Act (British Columbia), each Director elected will hold office until the next Annual Meeting or until their successor is duly elected, unless such office is vacated. The Board of Directors of QLT is permitted to increase the number of Directors by up to one-third of the number of Directors elected at the Annual Meeting at any time prior to the next Annual Meeting.

In the unanticipated event that a nominee is unable to or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted at the discretion of the proxyholder to elect another nominee, if presented, or to reduce the number of Directors accordingly. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or who intends to decline to serve as a Director, if elected.

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                                       8


DIRECTOR NOMINATION PROCESS

The Board of Directors is responsible for approving nominees for election as Directors of QLT. To assist with Director nominations, the Board of Directors has designated a standing committee, the Corporate Governance and Nominating Committee, as being responsible for reviewing and recommending nominees to the Board of Directors. As described below, the Corporate Governance and Nominating Committee is comprised solely of "independent" and "unrelated" directors as defined by the rules of Nasdaq and the Toronto Stock Exchange, respectively.

In evaluating prospective nominees, the Corporate Governance and Nominating Committee looks for the following minimum qualifications: strong business acumen, extensive previous experience as an executive or director with successful companies, the highest standards of integrity and ethics, and a willingness and ability to make the necessary time commitment to diligently perform the duties of a director. Nominees are selected with a view to the best interests of QLT as a whole, rather than as representative of any particular stakeholder or category of stakeholders. The Corporate Governance and Nominating Committee also considers the skill sets of the incumbent directors when recruiting replacements to fill vacancies in the Board of Directors. The Board of Directors prefers a mix of experience among its members to maintain a diversity of viewpoints and ensure that the Board of Directors can achieve its objectives. When a vacancy on the Board of Directors occurs, in searching for a new director, the Corporate Governance and Nominating Committee identifies particular areas of specialization which it considers beneficial, in addition to the general qualifications, having regard to the skill sets of the other members of the Board of Directors. Potential nominees and their respective references are interviewed extensively in person by the Corporate Governance and Nominating Committee before any nomination is endorsed by that Committee. All nominations proposed by the Corporate Governance and Nominating Committee must receive the approval of the Board of Directors.

In 2003, the Board of Directors determined that it would be beneficial to add an additional Director, increasing the size of the Board from seven to eight. Once the Board of Directors made the decision to add another Director, the Corporate Governance and Nominating Committee considered the specific qualifications and skills a candidate should possess and concluded that the candidate should have significant biotechnology industry experience at the executive level in addition to the general qualifications for candidates to the Board of Directors. The Corporate Governance and Nominating Committee, with the assistance of certain other members of the Board of Directors, then engaged in a search using their network of contacts to identify potential nominees. A number of potential candidates were identified and their biographies reviewed. A select number of candidates were interviewed by members of the Corporate Governance and Nominating Committee and other members of the Board of Directors. The results of that process were then reported to the Board of Directors by the Chair of the Corporate Governance and Nominating Committee. As a result of that process, Mr.
C. Boyd Clarke was appointed to the Board of Directors in July, 2003.

The Board of Directors will also consider any Director nominees proposed by Shareholders. The Board of Directors has not received any such Shareholder nominations in recent years and, as a result, has not considered it necessary to develop separate formal procedures for the submission and review of nominations by Shareholders. Shareholders may submit nominations to the Board by addressing a communication to the Chair of the Corporate Governance and Nominating Committee and providing sufficient information to the Committee to permit the Committee to conduct an assessment of the qualifications of the proposed nominee, including biographical information about the candidate and his or her professional experience, confirmation of the candidate's willingness to serve as a Director, and complete contact information for the candidate and the nominating Shareholder. The methods by which a Shareholder may communicate with the Corporate Governance and Nominating Committee are set out on the Company's web-site at: www.qltinc.com. As a matter of policy, the Corporate Governance and

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                                       9

Nominating Committee is committed to giving due and fair consideration to proposed nominations submitted by Shareholders using the same criteria and processes as other nominations which come before the Committee. As at the date of this Proxy Statement, the Board of Directors has received no further nominations for Directors for consideration at the 2004 Annual Meeting.

INFORMATION ON NOMINEES FOR DIRECTORS

The following provides the names and ages of the nominees recommended by the Corporate Governance and Nominating Committee and the Board of Directors for election to the Board of Directors, the year in which each first became a Director, and their principal occupations or employment during at least the past five years. This information has been provided to QLT by the respective nominees.

   NAME OF NOMINEE AND
MUNICIPALITY OF RESIDENCE     AGE    CURRENT POSITION           DIRECTOR SINCE

E. Duff Scott                 67     Chairman and Director             1990
Toronto, Ontario

Paul J. Hastings              44     President, Chief                  2002
Vancouver, British                   Executive Officer and
Columbia                             Director

C. Boyd Clarke                55     Director                          2003
Haverford,
Pennsylvania, USA

Peter A. Crossgrove           67     Director                          1990
Caledon, Ontario

Ronald D. Henriksen           64     Director                          1997
Avon, Indiana, USA

Julia G. Levy, Ph.D.          69     Executive Chairman,               1983
Vancouver, British                   Scientific Advisory
Columbia                             Board and Director

Alan C. Mendelson             56     Director                          2002
Atherton, California,
USA

L. Jack Wood                  67     Director                          2001
West Vancouver,
British Columbia

E. DUFF SCOTT - Mr. Scott has been a Director of QLT since 1990 and was appointed Chairman in 1991. Mr. Scott is the President of Multibanc NT Financial Corp. (a financial services company), a position he has held since 1990. Mr. Scott was Chairman of Prudential-Bache Securities Canada Limited (an investment company) from 1988 to 1990 and The Toronto Stock Exchange from 1987 to 1989. Mr. Scott is also a director of a US publicly listed company, Aberdeen Global Income Fund, Inc. (an investment fund).

PAUL J. HASTINGS - Mr. Hastings was appointed President, Chief Executive Officer and a Director of QLT in February 2002. Since starting his career in 1984 with Hoffman La Roche, Mr. Hastings has held various positions of increasing responsibility with notable biotech and pharmaceutical companies. From January 2001 to February 2002, Mr. Hastings was President, CEO and a Director of Axys Pharmaceuticals, Inc., where he was responsible for all aspects of the organization including leading the strategic acquisition of Axys by Celera Corporation. From June 1999 to January 2001, Mr. Hastings was President of Chiron BioPharmaceuticals. From June 1998 to June 1999, Mr. Hastings was President and Chief Executive Officer of LXR Biotechnology. From 1994 to 1998, amongst his positions of increasing responsibility at Genzyme, Mr. Hastings was Vice-President, Global Marketing, Genzyme Corporation; Vice-President, General Manager of Genzyme Therapeutics Europe; President, Genzyme Therapeutics Europe; and President, Genzyme Therapeutics Worldwide. From 1988 to 1994, included in Mr. Hastings' increasing positions of responsibility at Synergen, Mr. Hastings was Vice-President, Marketing and Sales of Synergen, Inc. and Vice-President, General Manager of Synergen Europe, Inc. Mr. Hastings holds a

Bachelor of Science in Pharmacy from the University of Rhode Island. Mr. Hastings is a member of the boards of directors of several organizations, including ViaCell Inc., British Columbia's Leading Edge Endowment Fund, Arriva Pharmaceuticals, the British Columbia Biotech Association and Vancouver's St. Paul's Hospital.

C. BOYD CLARKE - Mr. Clarke has been a director of QLT since 2003. Mr. Clarke is currently a director, President and Chief Executive Officer of Neose Technologies, Inc., a US publicly listed biotechnology company focused on the development of protein therapeutics, a position he has held since March 2002. In addition, in May 2003, Mr. Clarke was appointed Chairman of Neose Technologies, Inc. From December 1999 through March 2002, Mr. Clarke was President and Chief Executive Officer of Aviron, Inc., a biotechnology company developing vaccines, which was acquired by MedImmune, Inc., and was also Chairman from January 2001 through March 2002. From 1998 through 1999, Mr. Clarke was Chief Executive Officer and President of U.S. Bioscience, Inc., also a biotechnology company focused on products to treat cancer, which was also acquired by MedImmune. Mr. Clarke served as President and Chief Operating Officer of U.S. Bioscience, Inc. from 1996 to 1998. From 1977 to 1996, Mr. Clarke held a number of positions at Merck & Co., Inc., including being the first President of Pasteur-Merieux MSD, and most recently as Vice President of Merck Vaccines. Mr. Clarke serves as a director of the Biotechnology Industry Association. Mr. Clarke has a Bachelor of Science in biochemistry and a Master of Arts in History from the University of Calgary.

PETER A. CROSSGROVE - Mr. Crossgrove has been a director of QLT since 1990. He is currently the Chairman of Masonite International Corporation (formerly Premdor Inc.) (a door and industrial products manufacturing company), a position he has held since June 1997. Mr. Crossgrove is a director of a number of Canadian and US publicly listed companies, including Masonite International Corporation, Barrick Gold Corporation (a mining company), Band-Ore Resources Ltd. (a mining company) and Philex Gold Inc. (a gold mining company) and is a trustee of Dundee Real Estate Investment Trust (a real estate trust). Mr. Crossgrove is also Chairman of Cancer Care Ontario and the Canadian Association of Provincial Cancer Agencies, is the Treasurer of CARE International and was appointed to the Order of Canada in 2004. Mr. Crossgrove holds a Bachelor of Commerce from McGill University and Concordia University, an M.B.A. from the University of Western Ontario and was a Sloan Fellow in the Doctoral Program at Harvard Business School.

RONALD D. HENRIKSEN - Mr. Henriksen has been a Director of QLT since 1997. Mr. Henriksen is the Chief Investment Officer of Twilight Venture Partners, LLC and President of Revaax Pharmaceuticals. From 1988 to 2002, Mr. Henriksen was the President of the Advanced Research and Technology Institute of Indiana University, an organization that is responsible for the technology transfer, licensing and new business start-up activities at Indiana University. From 1995 through 1998, Mr. Henriksen served as a consultant in business development, financing and general management to pharmaceutical and biotechnology companies. During that time, he was also the Chief Executive Officer of Itasca Ventures, LLC, a US venture capital company. From 1993 to December 1995, Mr. Henriksen was the President and Chief Executive Officer of Khepri Pharmaceuticals Inc., a US biotechnology company, until its merger with Arris Pharmaceuticals. From 1970 to 1993, he held a series of managerial and executive positions at Eli Lilly and Company (a US integrated healthcare company). Mr. Henriksen is also a director of MacroPore Biosurgery, Inc. (a US medical device company listed on the Neuer Market segment of the Frankfurt Stock Exchange).

JULIA G. LEVY, PH.D. - Dr. Levy, a co-founder of QLT, has been a Director since 1983 and is the Executive Chairman of the Scientific Advisory Board of QLT. Dr. Levy retired as President and Chief Executive Officer of QLT in February 2002. From 1986 to 1996, Dr. Levy held positions with QLT as a Vice President, Senior Vice President and Acting President and Chief Executive Officer. She was also a Professor of Microbiology at the University of British Columbia from 1973 to 1999 and is a Fellow of the

Royal Society of Canada and past President of the Canadian Federation of Biological Sciences. Dr. Levy received a Bachelor of Arts (Hon.) from the University of British Columbia in 1955 and a Ph.D. in experimental pathology from the University of London in 1958. She has been awarded honorary degrees from the University of Ottawa, Mount Saint Vincent University, the University of Western Ontario, Simon Fraser University and the University of British Columbia, was selected Female Entrepreneur of the Year for International Business in 1998 by Canadian Business magazine, and appointed to the Order of Canada in 2001. Dr. Levy is the author of many published scientific articles and is a director of a number of private biotechnology companies, the Working Opportunity Fund (a labour-sponsored mutual fund) and AnorMED Inc. (a Canadian public biotechnology company).

ALAN C. MENDELSON - Mr. Mendelson became a Director of QLT in 2002. Mr. Mendelson is a senior partner of Latham & Watkins LLP, a private law firm, and has been with that firm since May 2000. Previously, Mr. Mendelson was with Cooley Godward LLP, a private law firm, for 27 years and served as the managing partner of its Palo Alto office from May 1990 to March 1995 and from November 1996 to October 1997. Mr. Mendelson served as Acting General Counsel of Cadence Design Systems, Inc., an electronic design automation software company, from November 1995 to June 1996. Mr. Mendelson previously served as Secretary and Acting General Counsel of Amgen, Inc., a biopharmaceutical company, from April 1990 to March 1991. Mr. Mendelson is currently a director of Valentis, Inc. (a US biopharmaceutical company). Mr. Mendelson received his J.D. from Harvard Law School and his A.B. in political science from the University of California, Berkeley.

L. JACK WOOD - Mr. Wood has been a Director of QLT since 2001. From 1992 to the present, Mr. Wood has worked with CSL Limited, an Australian healthcare company listed on the Australian Stock Exchange. Mr. Wood currently works only on special projects with CSL. Prior to joining CSL, from 1990 to 1992, Mr. Wood was the President and Chief Executive Officer of Exogene Corporation (a biotechnology company). From 1988 to 1990, Mr. Wood was Senior Vice President of BioResponse Corporation, a biotechnology company sold to Baxter Healthcare Corporation. From 1980 to 1988, Mr. Wood worked for Bayer Corporation (a healthcare company) as a Vice President and General Manager for Europe, the Middle East and Africa. From 1963 to 1980, Mr. Wood held a series of operating and general management positions with Baxter Healthcare Corporation.

All of the nominees are residents of Canada, except Mr. Clarke, Mr. Henriksen and Mr. Mendelson who are residents of the United States.

INFORMATION CONCERNING BOARD MEETINGS AND COMMITTEES

The Board of Directors held a total of six meetings (in person or by teleconference) and acted once by written consent during the year ended December 31, 2003. Each Director attended more than 75% of the combined total meetings of the Board of Directors and the Committees on which the Director served at any time during the year.

To assist in the discharge of its responsibilities, the Board of Directors has designated several standing committees. They are currently: the Audit and Risk Committee, the Executive Compensation Committee, and the Corporate Governance and Nominating Committee. In addition, from time to time, the Board of Directors establishes special committees to assist the Board in respect of certain matters.

A description of the mandate and composition of the Committees of the Board of Directors follows.

1.       AUDIT AND RISK COMMITTEE

The Audit and Risk Committee consists of three Directors who are not employees of or involved in the daily operations of QLT, each of whom qualifies as an "unrelated" Director, as defined by the Toronto Stock Exchange, and an "independent" Director, as defined by the SEC rules and Nasdaq listing standards. The Audit and Risk Committee assists the Board of Directors in fulfilling its responsibilities for oversight of QLT's accounting and financial reporting practices by reviewing the quarterly and annual consolidated financial statements, reviewing the adequacy of the system of internal controls, reviewing any relevant accounting, financial and securities regulatory matters, reviewing the management of corporate risks, recommending the appointment of independent auditors, engaging the independent auditors, and receiving the reports of the Chief Executive Officer and the Chief Financial Officer with respect to their assessment of internal controls. The Committee also provides a mechanism for communication between the Board of Directors and QLT's independent auditors and regularly meets with the auditors without management present. A copy of the Charter for the Audit and Risk Committee is available on QLT's web-site at www.qltinc.com.

The members of the Audit and Risk Committee are Mr. Crossgrove (Chair), Mr. Henriksen and Mr. Wood. Each member of the Audit and Risk Committee is financially sophisticated, as defined by the rules of Nasdaq, and as required by such rules, able to read and understand fundamental financial statements, including QLT's consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows. In addition, the Board of Directors has determined that Mr. Crossgrove is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K under the Exchange Act. This Committee held eight meetings during 2003. The report of the Audit and Risk Committee can be found at page 29 of this Proxy Statement.

2.       EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee (the "Compensation Committee") consists of three Directors who are not employees of or involved in the daily operations of QLT, each of whom qualifies as an "unrelated" and "independent" Director, as defined by the Toronto Stock Exchange and Nasdaq listing standards, respectively. The Compensation Committee is responsible for making recommendations to the Board of Directors regarding the compensation of all executive officers and for reviewing and making recommendations with respect to compensation policy and programs generally. In addition, this Committee is responsible to determine and grant options under QLT's incentive stock option plans. The members of the Compensation Committee are Mr. Mendelson (Chair), Mr. Crossgrove and Mr. Henriksen. This Committee held seven meetings during 2003. The report of the Compensation Committee can be found at page 14 of this Proxy Statement.

3.       CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The Corporate Governance and Nominating Committee consists of three Directors who are not employees of or involved in the daily operations of QLT, each of whom qualifies as an "unrelated" and "independent" Director, as defined by the Toronto Stock Exchange and Nasdaq listing standards, respectively. The Chairman of the Board of QLT and the Chair of each of the Audit and Risk Committee and the Compensation Committee comprise the members of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee has been given the mandate to develop and oversee Board governance principles and review the performance and effectiveness of the Board. This Committee makes recommendations to the Board of Directors regarding committee membership, develops and oversees a continuing education program for Board members, and evaluates the performance of individual Board members. The Corporate Governance and Nominating Committee also reviews and considers nominations to the Board of Directors. A copy of the charter for the Corporate

Governance and Nominating Committee which sets out in greater detail the mandate of that Committee is available on QLT's web-site at www.qltinc.com. The members of the Corporate Governance and Nominating Committee are Mr. Scott (Chair), Mr. Crossgrove and Mr. Mendelson. This Committee held five meetings during 2003 (this includes one meeting of the Nominating Committee whose duties were assumed by the Corporate Governance and Nominating Committee in February 2003).

COMPENSATION OF DIRECTORS

Cash Compensation

Directors of QLT who are also employees of QLT are not separately compensated for their service as a Director.

Prior to July 1, 2003, QLT paid each Director who was not an employee of QLT a retainer fee equivalent to US$20,000 per year. The Chairman of the Board of Directors was entitled to an additional annual retainer fee of US$100,000. Prior to July 1, 2003, each non-employee director received US$1,625 for each Board of Directors and Committee meeting attended in person or by telephone and the Chairs of each Committee of the Board of Directors were entitled to an additional retainer fee of US$4,000 annually.

In mid-2003, the Compensation Committee reviewed the compensation payable to the Board of Directors to determine if adjustments were warranted. After conducting an extensive review of director compensation practices for other companies in QLT's peer group and in recognition of the continually increasing responsibilities imposed on boards of directors of public companies, the Compensation Committee recommended, and the Board of Directors approved, an adjustment in the retainer and attendance fees paid to the non-employee Directors. As a result, effective July 1, 2003, the new fees paid to non-employee Directors were adjusted to be as follows. Each non-employee Director, excluding the Chairman of the Board of Directors, receives US$25,000 as an annual retainer. The Chairman of the Board of Directors receives an annual retainer fee of US$100,000. The Chair of each of the Audit and Risk Committee and the Compensation Committee receives US$10,000 and US$7,000, respectively. The Chairman of the Board of Directors does not receive a separate retainer to act as the Chair of the Corporate Governance and Nominating Committee. Each Director who is a member but not the Chair of a Committee receives US$5,000 as an annual retainer for each Committee on which they serve. The fee for each meeting attended in person or by telephone is US$2,000 for each Board of Directors meeting and US$1,500 for each Committee meeting. In 2003, QLT paid a total of US$435,593 to the non-employee Directors as retainer and meeting fees.

The members of the Board of Directors are also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with QLT's policies. No other arrangements, including consulting contracts, were entered into by QLT in consideration of any Director's service on the Board of Directors in 2003, except for employment arrangements with the two Directors who are employees of QLT.

Equity Compensation

QLT's non-employee Directors are also eligible to receive stock option grants as compensation for their services as Directors. Upon initially being elected or appointed to the Board of Directors, and on each subsequent annual re-election to the Board of Directors, each non-employee Director is eligible to be granted options to purchase a specified number of Common Shares at an exercise price equal to the fair market value of the Common Shares at the time of the grant.

In April 2002, the Board of Directors approved an amendment to QLT's 2000 Incentive Stock Option Plan which placed a limit on the total number of options held at any one time by QLT's non-employee Directors. As a result, the Common Shares represented by unexercised options held at any one time by non-employee Directors may not exceed, in the aggregate, 0.25% of the total issued and outstanding Common Shares of QLT.

In 2003, each non-employee Director received options to purchase 10,500 Common Shares in QLT (constituting, in the aggregate, options to purchase 63,000 Common Shares in QLT) at exercise prices between Cdn.$15.17 and Cdn.$18.36, the most recent closing price of QLT's Common Shares on the Toronto Stock Exchange at the time of the grant.

All options granted to Directors vest in 36 equal monthly instalments, except in the event of a change in control in QLT, upon which all unvested options are deemed to vest on the day immediately preceding such event.

                             EXECUTIVE COMPENSATION

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Compensation Committee comprises three non-employee Directors of QLT. See above under the heading "Information Concerning Board Meetings and Committees". The Compensation Committee is responsible for making recommendations to the Board of Directors regarding the compensation to be paid to the Chief Executive Officer and each of the other executive officers of QLT and for reviewing and making recommendations with respect to compensation policies and programs generally for all employees at QLT. In addition, the Compensation Committee makes decisions on the granting of options to all employees under QLT's incentive stock option plans and makes recommendations to the Board of Directors on Director compensation, including the granting of options to Directors.

OVERVIEW AND PHILOSOPHY

The objectives of QLT's executive compensation policies and programs are to:

1. motivate executive officers to achieve important corporate and individual performance objectives and reward them when such objectives are met; and

2. recruit and subsequently retain highly qualified executive officers by offering overall compensation which is competitive with that offered for comparable positions in other profitable biotechnology and biopharmaceutical companies.

The Compensation Committee reviews the compensation of the President and Chief Executive Officer and each of the other executive officers of QLT generally prior to the first regular quarterly meeting of the Board of Directors in each fiscal year. The Compensation Committee receives recommendations from the Chief Executive Officer with respect to compensation for the other executive officers of QLT and from the Chairman of the Board of Directors with respect to compensation for the President and Chief Executive Officer. The President and Chief Executive Officer does not attend the portion of the Compensation Committee meeting during which his compensation is reviewed and determined.

QLT's executive compensation program currently comprises base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various health plan benefits generally available to all employees of QLT. The relative emphasis placed on base salary, annual cash incentive compensation and long-term compensation in the form of stock options is set out below.

ENSURING COMPETITIVE COMPENSATION PRACTICES

The Compensation Committee annually reviews compensation data from international surveys in order to ensure that the overall level of executive compensation is competitive with other biotechnology and biopharmaceutical companies. In determining the levels of compensation for QLT's executive officers for 2003, the Compensation Committee reviewed reports of competitive compensation data obtained from a number of sources and sought the advice of an international management and human resources consulting firm on certain competitive compensation practices. Included among the reports reviewed by the Compensation Committee was a report on executive compensation data prepared by a well-known human resource and management consulting firm from an extensive external survey of several hundred US biotechnology companies (a substantial number of which are included in the Nasdaq Biotechnology Index). In addition, in 2003, the Compensation Committee reviewed a survey of executive compensation data prepared internally by QLT's human resources personnel analysing executive compensation at a number of other profitable biotechnology companies. The Compensation Committee believes that in order to be competitive, each component of QLT's executive compensation should be between the fiftieth and the seventy-fifth percentile of biotechnology and biopharmaceutical companies, with the compensation of the President and Chief Executive Officer at the higher end of that range.

DETERMINATION OF BASE SALARY FOR EXECUTIVE OFFICERS

Base salaries for executive officers of QLT are reviewed and determined each year by the Compensation Committee. In determining whether to increase the base salary for a particular executive officer, the Compensation Committee considers the results of each executive officer's individual annual performance review described below, the results of the surveys on competitive compensation for equivalent executive positions, along with the other elements of compensation received by QLT's executive officers.

Certain of the executive officers are entitled to receive their compensation in US funds under their employment agreements. As each of the executive officers of QLT reside in Canada and incur personal expenses in Canadian funds, in early 2003 the Compensation Committee provided each executive officer with the option to elect to receive their compensation in Canadian funds at a variable rate of exchange or a specified fixed rate of exchange.

DETERMINATION OF CASH INCENTIVE COMPENSATION FOR EXECUTIVE OFFICERS

The annual cash incentive compensation that each executive officer is eligible to receive is based on a pre-determined target percentage of the base salary for each executive officer and varies by position among the executive officers. The cash incentive entitlement for the President and Chief Executive Officer is described below under the heading "Summary of the Compensation of the Chief Executive Officer in 2003 - Cash Incentive Compensation". The target cash incentive entitlement for the Chief Business Officer, the Chief Financial Officer and the Chief Medical Officer for 2003 was set at 45% of their respective base salaries. The target cash incentive entitlement for each other executive officer was set at 40% of his or her respective base salary for 2003. Each of the executive officers was also eligible to receive an additional cash incentive compensation amount equal to 5% of his or her base salary if two exceptional targets ("stretch goals") were met by QLT. The two exceptional targets related to the achievement of pre-determined earnings-per-share and Visudyne sales levels above and beyond those levels set out in the corporate goals. In addition, the Compensation Committee recognised that cash incentive compensation in excess of the target levels could be awarded for extraordinary individual or corporate performance.

The cash incentive compensation actually paid to each of QLT's executive officers for their performance in 2003 relative to their respective target levels was determined by the Compensation Committee based on the extent to which certain pre-determined corporate and individual goals were achieved and, in a number of cases, exceeded in the year by QLT and the executive officer. The relative weight applied by the Compensation Committee to the corporate and individual goals in determining the amount of cash incentive compensation to which each executive officer was entitled relative to their target cash incentive compensation for 2003 was based on the following:

1. For the President and Chief Executive Officer - 100% based on the achievement of corporate goals;

2. For the Chief Business Officer, the Chief Financial Officer and the Chief Medical Officer - 80% based on the achievement of corporate goals and 20% based on the achievement of individual goals; and

3. For other Senior Vice Presidents and Executive Committee Member Vice Presidents - 75% based on the achievement of corporate goals and 25% based on the achievement of individual goals.

Individual Goals. The individual goals used in determining cash incentive compensation are primarily objective and measurable goals. The individual goals relate to the individual executive officer's area of responsibility and are designed to facilitate the achievement of QLT's corporate goals. Where there has been exceptional performance, it is possible for an executive officer to attain more than 100% of his or her individual goals. The extent to which those individual goals have been achieved or exceeded is determined based largely on the annual performance evaluations prepared by the President and Chief Executive Officer for each of the other executive officers. In the course of that evaluation process, individual goals are also set for each executive officer for the ensuing year.

Corporate Goals. The corporate goals used by the Compensation Committee in determining cash incentive compensation are also primarily objective and measurable goals designed to reflect the advancement of QLT's business and the potential for increased shareholder value. The corporate goals for 2003 related to achieving a pre-determined level of sales for Visudyne(R), a specified level of earnings-per-share and the achievement of pre-determined development milestones for certain products in QLT's clinical development pipeline. Only one of the 2003 goals was subjective and related to the maintenance of a high achieving working environment and corporate culture. In determining executive cash incentive compensation for 2003, in early 2003 the Compensation Committee determined that the corporate goals would each be given the following relative weightings:

1. 30% as to the achievement of certain pre-determined Visudyne(R) sales levels for 2003;

2. 40% as to the achievement of certain pre-determined earnings-per-share for QLT for 2003; and

3. 30% as to the achievement of all other corporate goals. Each of those goals was given equal weighting in determining the extent to which the 30% target had been achieved. Where a goal was partially achieved or consisted of sub-goals, partial points were awarded to reflect the extent to which that goal, or sub-goal, was determined to be achieved.

Based on that analysis, the Compensation Committee determined that corporate goals were 97% achieved for 2003 and that the Visudyne sales and earnings-per-share "stretch goals" were also met. In addition, the Compensation Committee recognized that QLT exceeded even the stretch goals for Visudyne(R) sales and earnings-per-share and achieved certain other key milestones consistent with increased shareholder value. As a result, the Compensation Committee approved a cash incentive compensation amount to each of the executive officers equal to (i) their original target level entitlement (calculated for each executive officer based on the corporate goals and their individual goals) and the stretch bonus equal to 5% of their base salary, plus (ii) an additional amount equal to approximately 10% of the cash incentive compensation payable to each executive officer under (i) to reward the exceptional performance described above.

DETERMINATION OF EQUITY COMPENSATION FOR EXECUTIVE OFFICERS

During the year 2003, the Board of Directors approved grants of options to QLT's executive officers (including the President and Chief Executive Officer) to purchase an aggregate of 340,000 Common Shares. Depending on the date of grant, the exercise price of these options ranged from Cdn.$13.35 to Cdn.$15.75 per Common Share, the fair market value at the date of the grant.

All options issued to QLT's executive officers are exercisable for a term of five years and vest in 36 equal monthly installments. In the event an executive officer's employment is terminated without cause, 50% of the options then unvested will automatically vest. In addition, 100% of the then unvested options will vest upon the occurrence of a change of control of QLT.

SUMMARY OF THE COMPENSATION OF THE CHIEF EXECUTIVE OFFICER IN 2003

The compensation of the Chief Executive Officer of QLT is reviewed annually by the Compensation Committee. The Chief Executive Officer is eligible to participate in the same executive compensation plans available to other executive officers of QLT.

Base Salary

In early 2003, after reviewing the external survey data described above, including an external report on chief executive officer compensation specific to the biotechnology industry, the Compensation Committee determined that Mr. Hastings' base salary remain at US$500,000 during 2003. As Mr. Hastings resides in Canada and incurs personal expenses in Canadian funds, in early 2003 the Compensation Committee provided Mr. Hastings with the option to elect to receive his compensation for 2003 in Canadian funds at a variable rate of exchange or a specified fixed rate of exchange of US$1.00 = Cdn.$1.5148 (being the rate of exchange in effect at the time the Compensation Committee offered Mr. Hastings the right to make that election). Mr. Hastings elected to receive his compensation at that fixed rate of exchange for 2003.

Cash Incentive Compensation

In reviewing the cash incentive portion of Mr. Hastings' compensation in early 2003, the Compensation Committee determined that a target cash incentive compensation of 50% of base salary was at the lower end of the range for chief executive officers in the biotechnology and biopharmaceutical companies analysed by the Compensation Committee and should be increased to remain competitive. As a result, for 2003, and in lieu of any increase in Mr. Hastings' base salary, the Compensation Committee approved an increase in the range for Mr. Hastings' target cash incentive compensation to 75% of his base salary. As was the case for the other executive officers for 2003, Mr. Hastings was also eligible to receive an additional cash incentive compensation amount equal to 5% of base salary upon achievement of certain "stretch goals" related to QLT's earnings-per-share and Visudyne(R) sales benchmarks which created increased shareholder value and additional amounts for exceptional corporate performance. Since it is the responsibility of Mr. Hastings to lead QLT to achieve its corporate goals, Mr. Hastings' entitlement to cash incentive compensation was based solely on the extent to which QLT achieved or exceeded its corporate goals. Based on the achievement of the corporate goals for 2003, sales and earnings-per-share levels well in excess of both the corporate and "stretch" goals and the role Mr. Hastings played in leading QLT to certain other significant achievements in 2003 above and beyond the original corporate goals, the Compensation Committee awarded Mr. Hastings a cash incentive compensation amount equal to approximately 100% of his base salary. This approach is again in keeping with a pay-for-performance philosophy.

Stock Options

In March 2003 the Compensation Committee granted to Mr. Hastings options to purchase 100,000 Common Shares (in accordance with his employment agreement) at an exercise price of Cdn.$13.35 per Common Share. All options granted to Mr. Hastings were granted at a price that reflected the fair market value on the date of grant. All such options are exercisable for a term of five years and are subject to vesting in 36 equal monthly instalments. In the event Mr. Hastings' employment is terminated without cause, 50% of the options then unvested will automatically vest. In addition, 100% of the then unvested options will vest upon the occurrence of a change of control of QLT.

A description of the terms of the employment agreement between QLT and Mr. Hastings are set out below under the heading "Employment Contracts, Termination of Employment and Change of Control Arrangements".

       Alan C. Mendelson (Chair), Peter A. Crossgrove, Ronald D. Henriksen
                 MEMBERS OF THE EXECUTIVE COMPENSATION COMMITTEE

                          SHARE PRICE PERFORMANCE GRAPH

The graph below compares cumulative total Shareholder return on the Common Shares of QLT for the last five fiscal years with the total cumulative return of the S&P/TSX Composite Index and the Nasdaq Total Return Pharmaceutical Industry Index over the same period.

[PERFORMANCE GRAPH]

                                  Dec. 31, 1998   Dec. 31, 1999   Dec. 29, 2000   Dec. 31, 2001    Dec. 31, 2002   Dec. 31, 2003
                                  -------------   -------------   -------------   -------------    -------------   -------------
QLT Total Return                      100.00         480.23          237.57          228.81            75.71          138.42
S&P/TSX Composite Index               100.00         129.72          137.74          118.54           101.98          126.75
NASDAQ Pharmaceutical Stocks
   Total Return                       100.00         177.49          230.01          208.22           133.27          160.51


The graph above assumes Cdn.$100 invested on December 31, 1998 in Common Shares of QLT and in each index. The share price shown above for the Common Shares is historical and not indicative of future price performance.

                           SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding the annual and long-term compensation for the fiscal years ending December 31, 2001, 2002 and 2003 of those persons who were either (i) the Chief Executive Officer of QLT during the fiscal year ended December 31, 2003, (ii) one of the four most highly compensated executive officers serving as an executive officer at December 31, 2003, or (iii) any additional executive officers who would have satisfied those criteria but for the fact that individual was not serving as such an executive officer of QLT as at December 31, 2003 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                               ANNUAL COMPENSATION(1)             AWARDS
                                         -----------------------------------   -------------
                                                                OTHER ANNUAL    SECURITIES       ALL OTHER
                                          SALARY       BONUS    COMPENSATION    UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR       (US$)       (US$)      (US$)(5)     OPTIONS (#)(6)   (US$) (1)(7)
---------------------------     ----     --------    -------    ------------   --------------   ------------
PAUL J. HASTINGS(2)
President and Chief              2003    $545,855    $542,713    $134,916          100,000         $  6,651
Executive Officer                2002     445,591     199,112      42,914          100,000           26,294
                                 2001           -           -           -          500,000                -


MOHAMMAD AZAB
Executive Vice                   2003    $353,959    $171,383    $  4,936           30,000         $  6,592
President and Chief              2002     246,932     123,258      23,513           20,250            5,610
Medical Officer                  2001     199,273      47,914      46,857           45,000            5,418

MICHAEL J. DOTY (3)
Senior Vice President            2003    $275,278    $146,390    $101,565           30,000         $  6,663
and Chief Financial              2002     249,381      94,354     173,097           40,500           12,750
Officer                          2001      41,190      15,434      10,298           48,918                -

WILLIAM J. NEWELL (4)
Senior Vice President            2003    $315,540    $164,242    $ 10,485           30,000         $ 19,510
and Chief Business               2002     162,378      63,954     108,127          200,000              698
Officer                          2001           -           -           -                -                -

ALAIN H. CURAUDEAU
Senior Vice                      2003    $241,751    $124,967    $ 45,480           20,000         $  6,570
President, Project               2002     219,009      72,526      62,863           20,250            5,658
Planning and                     2001     180,394      47,223      68,430           27,000              986
Management

Notes:

(1) The salaries for the Named Executive Officers are payable in US dollars under their employment agreements. Although they may be entitled to receive payment in US dollars, certain executives have elected to receive, or do receive, all or a portion of their salaries, bonuses and benefits in Canadian dollars. Where amounts shown on the Summary Compensation Table were actually paid in Canadian funds, the amounts set out in the Summary Compensation Table represent the US dollar equivalent of those payments. Amounts have been converted using the weighted average exchange rate that QLT has calculated for each year for financial reporting purposes, being equal to US$1.00 = Cdn.$1.5412 for 2001, US$1.00 = Cdn.$1.5699 for 2002 and US$1.00= Cdn.$1.4004 for
         2003. Note that differences between amounts shown above and those set out in the employment agreement for a Named Executive Officer appear because the weighted average exchange rate used for conversion purposes in the Summary Compensation Table differs from the actual exchange rate used to pay the Named Executive Officer.

(2) Mr. Hastings became President and Chief Executive Officer of QLT on February 17, 2002.

(3)      Mr. Doty became an executive officer of QLT on November 1, 2001.

(4)      Mr. Newell became an executive officer of QLT on June 10, 2002.

(5) For Mr. Hastings, the 2003 amount consists primarily of US$125,364 related to the forgivable portion of a home relocation loan and US$9,553 related to tax advisory fees, and the 2002 amount consists primarily of relocation expenses reimbursed to Mr. Hastings in connection with his relocation to QLT. For Dr. Azab, the amount includes US$19,465 in 2001 relating to tax differential payments in that year, and US$19,465 in 2001 and US$19,109 in 2002 relating to the forgivable portions of a home relocation loan. For Mr. Doty, the amounts for 2001, 2002 and 2003 include US$10,298, US$59,087 and
         US$51,472, respectively, relating to tax differential payments. The amounts for Mr. Doty also include US$40,071 in 2003 relating to the forgivable portion of a home relocation loan, relocation expenses reimbursed to Mr. Doty in 2002 in connection with his relocation to QLT (including US$85,296 in property transfer taxes and real estate commissions, US$19,208 in moving expenses and US$5,383 in tax advisory fees) and US$7,563 in tax advisory fees in 2003. For Mr. Newell, the amount for 2003 includes US$8,403 in tax advisory fees and for 2002 consists of relocation expenses reimbursed to Mr. Newell in connection with his relocation to QLT (including US$79,792 in property transfer taxes and real estate commissions and US$25,046 in moving expenses). For Mr. Curaudeau, the amount shown for 2001, 2002 and 2003 includes US$39,799, US$36,786 and US$16,621 relating to a tax differential payment in each of those years, respectively, and US$19,465 in 2001, US$20,686 in 2002 and US$22,815 in 2003 relating to the forgivable portions of a home relocation loan. The above amounts also include portions relating to imputed interest benefits on the non-interest bearing portion of home relocation loans made to certain Named Executive Officers, as disclosed previously, reimbursement of legal fees in connection with the immigration of certain Named Executive Officers to Canada and payment in lieu of vacation in each of 2001, 2002 and 2003 to certain Named Executive Officers.

(6) Options granted to executive officers were made pursuant to QLT's 1998 or 2000 Incentive Stock Option Plan which provides, among other things, that (i) the exercise price of such options must not be less than the fair market value of QLT's Common shares at the time of grant and (ii) the maximum term of such options may not exceed five years. Options granted to executive officers contain provisions for acceleration of vesting in the event of a change of control, as defined in each option agreement.

(7) These amounts represent premiums on life insurance policies and medical services premiums for the benefit of the employee and cash payments by QLT to match the individual's contribution to a registered retirement savings plan. For Mr. Hastings, the amount shown includes a signing bonus of US$25,678 paid to Mr. Hastings in 2002. For Mr. Newell, the amount shown includes a one-time bonus of US$17,852 paid in 2003.

The total cash compensation (salary and cash incentive compensation) paid to all executive officers as a group (11) for the year ended December 31, 2003 was US$4,260,446 (see note 1 to the Summary Compensation Table above).

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

Mr. Paul J. Hastings, President and Chief Executive Officer

In 2001, Mr. Hastings entered into an employment agreement with QLT under which he was appointed President and Chief Executive Officer of QLT effective February 17, 2002 for an indefinite term. Under the terms of Mr. Hastings' employment agreement, Mr. Hastings was entitled to a one-time signing bonus of US$25,000 and is entitled to a base salary of US$500,000 per year, target cash incentive compensation (see "Executive Compensation - Summary of the Compensation of the Chief Executive Officer in 2003") and other standard health and retirement benefits. Effective January 1, 2004, Mr. Hastings' base salary was increased to US$550,000 and permanently converted to Canadian funds at a fixed exchange rate. As part of his employment agreement, Mr. Hastings was awarded options to purchase 500,000 Common Shares on December 18, 2001 and is entitled to receive an annual grant of options to purchase 100,000 Common Shares in QLT commencing in April 2002. To reflect his exceptional performance in 2003, in March 2004 the Compensation Committee granted to Mr. Hastings options to purchase 120,000 Common Shares at an exercise price of Cdn.$32.85 per Common Share. Pursuant to his employment agreement, in February 2002, Mr. Hastings also received a home relocation loan equal to US$400,000 in the form of a four year forgivable non-interest bearing loan which is secured against Mr. Hastings' residence. The loan is forgivable in four equal annual instalments of US$100,000 for each year of continuous employment of Mr. Hastings. In the event that Mr. Hastings' employment ceases prior to the end of the four-year term, then, in the case of his resignation or termination for cause, the remaining balance would be converted into an interest-bearing term loan for the remaining portion of the four-year term on standard commercial conditions for residential mortgages, or, in the case of Mr. Hastings' termination without cause or death, the entire amount then outstanding under the loan would be forgiven by QLT. In the event that QLT terminates Mr. Hastings' employment without cause, Mr. Hastings is entitled to notice or pay in lieu of notice equal to 24 months' base salary and cash incentive compensation based on his target cash incentive compensation amount, payment of salary and bonus earned to the date of termination and an amount to compensate Mr. Hastings for lost benefits during the 24 month notice period.

Other Employment Agreements

The following Named Executive Officers (other than the President and Chief Executive Officer, described above) have each entered into employment agreements with QLT which are similar in form. Under those employment agreements, the executive officer is entitled to their base salary, cash incentive compensation under QLT's cash incentive compensation plan (see "Executive Compensation - Determination of Cash Incentive"), participation in QLT's stock option plan and other standard health and retirement savings benefits. Mr. Curaudeau and Mr. Doty are entitled to home relocation loans under their employment agreements as described below. The home relocation loans are non-interest bearing loans secured against the residence of the particular Named Executive Officer. The home relocation loan is forgivable in equal annual installments over a stated term for each year of continuous employment with QLT. In the event that the employment of the Named Executive Officer ceases prior to the end of the loan term, the remaining portion of the loan balance would be converted into an interest-bearing term loan for the remaining portion of the term on standard commercial conditions for residential mortgages. Except as stated below, in the event that QLT terminates the employment of the Named Executive Officer without cause, the Named Executive Officer is entitled to notice or pay in lieu of notice (calculated by reference to base salary) equal to 6 months (or in the case of Mr. Doty, 12 months) plus one additional month for each year of service, payment of salary and bonus earned to the date of termination and an amount to compensate the Named Executive Officer for lost benefits during the notice period.

(a) Dr. Mohammad Azab, Executive Vice President, Research and Development, and Chief Medical Officer

Dr. Azab received promotions to Executive Vice President, Research and Development and Chief Medical Officer in 2003. In 2003, Dr. Azab entered into a new employment agreement with QLT confirming his position for an indefinite term. Under the terms of Dr. Azab's employment agreement, Dr. Azab is entitled to his base salary and the other compensation and benefits described above.

(b)      Mr. Alain H. Curaudeau, Senior Vice President, Project Planning and
         Management

Mr. Curaudeau entered into an employment agreement with QLT in 2000 and has been appointed as Senior Vice President, Project Planning and Management for an indefinite term. Under the terms of Mr. Curaudeau's employment agreement, Mr. Curaudeau is entitled to his base salary, certain tax differential payments and the other compensation and benefits described above. Pursuant to his employment agreement, in October 2000, Mr. Curaudeau also received a home relocation loan equal to US$100,624 which is forgivable in five equal annual installments for each year of continuous employment with QLT and otherwise subject to the terms described above.

(c)      Mr. Michael J. Doty, Senior Vice President and Chief Financial Officer

Mr. Doty entered into an employment agreement with QLT in 2001 in which he was appointed as Senior Vice President and Chief Financial Officer of QLT for an indefinite term. Under the terms of Mr. Doty's employment agreement, Mr. Doty is entitled to his base salary, certain tax differential payments and other compensation and benefits described above. Pursuant to his employment agreement, in April 2002, Mr. Doty also received a home relocation loan equal to US$100,000 in the form of a three-year non-interest bearing loan, forgivable in three equal annual instalments of US$33,333.33 for each year of continuous employment with QLT and otherwise subject to the terms described above.

(d)      Mr. William J. Newell, Senior Vice President and Chief Business Officer

Mr. Newell entered into an employment agreement with QLT in 2002 in which he was appointed as Senior Vice President and Chief Business Officer of QLT effective June 10, 2002 for an indefinite term. Under the terms of Mr. Newell's employment agreement, Mr. Newell is entitled to his base salary and other compensation and benefits described above. Mr. Newell was also entitled to and did receive a one-time bonus of US$17,852 (converted for the purpose of disclosure in US funds from Cdn.$25,000 using the weighted average exchange rate for 2003 set out in note 1 to the Summary Compensation Table above) on the first anniversary of his employment with QLT. Pursuant to his employment agreement, as part of his consideration for joining QLT, Mr. Newell received 200,000 options to purchase Common Shares in QLT at a price equal to Cdn.$19.71.

TERMINATION OR RESIGNATION FOLLOWING A CHANGE OF CONTROL

Separate change of control agreements have been entered into with all executive officers of QLT, including the President and Chief Executive Officer. The change of control agreements provide for certain payments and other benefits to the executive officer in the event of termination by QLT of that executive officer's employment without cause or by the employee for specific reasons (as defined in the agreement) within a period of 24 months following a change of control in QLT. A change of control includes an event in which any person acquires 35% or more of the voting securities of QLT, the sale of all or substantially all of the assets of QLT (other than to an affiliate of QLT or to an entity in which QLT's shareholders held 65% of the voting securities prior to the sale), a merger or other reorganization involving QLT in which the original shareholders of QLT own less than 65% of the resulting merged entity, or a change in the majority of the Directors on the Board of Directors of QLT in any two consecutive years. Upon the occurrence of such an event, such executive officers will receive a severance payment equal to 18 months' (or in the case of the President and Chief Executive Officer, 36 months') base salary, an annual cash incentive compensation entitlement (calculated at the maximum cash incentive compensation entitlement that would otherwise have been paid during the severance period), amounts in lieu of certain other health and retirement benefits for the severance period and relocation expenses. In addition, 100% of the then unvested options granted to the executive officers will vest upon the occurrence of a change of control of QLT.

                      OPTION GRANTS IN THE LAST FISCAL YEAR

The following table summarises the number and terms of options granted during the 2003 fiscal year to the Named Executive Officers. In 2003, QLT did not grant any stock appreciation rights and has not done so in prior years.

                      OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                                  POTENTIAL REALISABLE
                                                                                                    VALUE AT ASSUMED
                                                                                                  ANNUAL RATES OF STOCK
                                                                                                  PRICE APPRECIATION FOR
                                        INDIVIDUAL GRANTS                                             OPTION TERM(2)
                        -------------------------------------------------                         ------------------------
                                                                  MARKET
                                                                 VALUE OF
                                                                SECURITIES
                                                                UNDERLYING
                                                                  OPTIONS
                         NUMBER OF   % OF TOTAL                   ON THE
                        SECURITIES    OPTIONS       EXERCISE      DATE OF
                        UNDERLYING  GRANTED TO      PRICE(1)       GRANT
                        OPTIONS      EMPLOYEES      (CDN.$/       (CDN.$/       EXPIRATION             5%            10%
       NAME             GRANTED(1)   IN 2003         SHARE)       SHARE)           DATE              (CDN.$)       (CDN.$)
------------------      ----------  ----------    ---------     ----------    --------------        --------       -------
Paul J. Hastings         100,000       10.4          13.35         13.35      March 18, 2008        368,836        815,031

Mohammad Azab             30,000        3.1          13.35         13.35      March 18, 2008        110,651        244,509

Michael J. Doty           30,000        3.1          13.35         13.35      March 18, 2008        110,651        244,509

William J. Newell         30,000        3.1          13.35         13.35      March 18, 2008        110,651        244,509

Alain H. Curaudeau        20,000        2.1          13.35         13.35      March 18, 2008         73,767        163,006


Notes:

(1) Options granted to executive officers generally are subject to required vesting periods prior to the options becoming exercisable as described.

(2) Gains are reported net of option exercise price, but before income taxes associated with such exercises. The assumed rates of appreciation are prescribed by the SEC for illustrative purposes only and are not intended to forecast or predict future share prices. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Shares and overall market conditions, as well as the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

The following table provides information with respect to option exercises during the 2003 fiscal year by the Named Executive Officers and the number and value of unexercised options held as at December 31, 2003.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                             SHARES
                          ACQUIRED ON         VALUE            NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                           EXERCISE        REALISED (1)        UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                             (#)             (CDN.$)       OPTIONS AT DECEMBER 31, 2003     DECEMBER 31, 2003(2) (CDN.$)
                                                          -------------------------------   -----------------------------
                                                           EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                                                          ------------    ---------------   -----------     -------------
Paul J. Hastings                 -               -           386,111         313,889         334,306           880,694
Mohammad Azab               23,332          68,666           156,250          34,000          94,875           259,875
Michael J. Doty                  -               -            67,580          51,838          83,625           250,875
William J. Newell                -               -           107,500         122,500         562,625           729,875
Alain H. Curaudeau               -               -            73,949          25,500          67,000           176,250

Notes:

(1) Value realised is (i) the fair market value on the date of exercise, less the option price, times (ii) the number of shares exercised.

(2) Potential unrealised value is (i) the fair market value at the 2003 fiscal year end (Cdn.$24.50 per Common Share), less the option price, times (ii) the number of shares subject to the option.

        INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

No Directors, executive officers or senior officers of QLT or any subsidiaries thereof, or proposed nominees for election as a Director of QLT, are currently indebted to QLT or its subsidiaries, except for routine indebtedness to executive officers in connection with the purchase of their homes as part of relocation packages pursuant to their employment agreements, which loans are secured by mortgages registered against their homes. The home relocation loans made to QLT's Named Executive Officers are described above (see "Employment Contracts, Termination of Employment and Change of Control Arrangements"). Effective July 30, 2002, and in accordance with the United States Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), QLT no longer offers its executive officers housing loans as part of their relocation assistance. The loans extended to QLT's executive officers prior to July 30, 2002 remained in effect in accordance with the then existing terms and conditions.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of QLT's executive officers serve as members of the compensation committee or board of directors of any entity that has an executive officer serving as a member of the Compensation Committee or Board of Directors of QLT.

                  DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

QLT maintains directors' and officers' liability insurance coverage through a policy covering QLT and its subsidiaries, which has an annual aggregate policy limit of US$50,000,000, subject to a corporate deductible of US$150,000 per loss for all claims except securities claims for which the deductible is US$1,000,000. This insurance provides coverage for indemnity payments made by QLT to its directors and officers as required or permitted by law for losses, including legal costs, incurred by officers and directors in their capacity as such. This policy also provides coverage directly to individual directors and officers if they are not indemnified by QLT. The insurance coverage for directors and officers has customary exclusions, including libel and slander, and those acts determined to be uninsurable under law, or deliberately fraudulent or dishonest or to have resulted in personal profit or advantage.

           INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Unless otherwise disclosed in this Proxy Statement, none of the Directors, executive officers or any beneficial owner of more than 5% of the outstanding Common Shares of QLT, had any material interest, direct or indirect, in any transaction during the past fiscal year or in any proposed transaction which has materially affected or will materially affect QLT.

QLT has entered into indemnity agreements with certain officers and directors which provide, among other things, that, subject to any requirements that may exist under the Business Corporations Act (British Columbia) or the Articles of QLT, QLT will indemnify such officer or director, under the circumstances and to the extent specified, for expenses, damages, judgements, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director or officer of QLT.

                   STATEMENT ON CORPORATE GOVERNANCE PRACTICES

The mandate of the Board of Directors is to provide objective, prudent stewardship of QLT and to assure responsible and effective corporate governance. In developing and supervising implementation of QLT's strategic plan, the Board of Directors sets objectives for the Chief Executive Officer and QLT's executive officers. QLT's responsibilities to its Shareholders, customers and employees are demonstrated by its commitment to effective corporate governance and disclosure.

In furtherance of the Board of Directors' commitment to corporate governance, the Board of Directors established a Corporate Governance and Nominating Committee. That Committee provides guidance to the Board of Directors regarding the adoption and amendment of corporate governance principles applicable to QLT, reviews existing processes and, where appropriate, develop new ones to continue to ensure an effective process and structure for the management of QLT at all levels. Information regarding the corporate governance practices of the Board of Directors is available at QLT's web-site at www.qltinc.com.

Board of Directors' members remain informed of QLT's business by reviewing documents, such as management reports on recommendations for proposed actions of the Board of Directors, provided to them before each meeting and by attending presentations made during these meetings by the Chief Executive Officer and other members of management. They are also advised of actions taken by the Audit and Risk Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Directors have access to all books, records and reports upon request, and members of management are available at all times to answer any questions.

The Toronto Stock Exchange Committee on Corporate Governance in Canada has issued a series of Guidelines for Improved Corporate Governance in Canada (the "TSX Guidelines") and requires that listed companies disclose their corporate governance system in their annual reports or information circulars (proxy statements). QLT also reviewed internally and with the Board of Directors the Sarbanes-Oxley Act and rules of the SEC and the new listing standards of the Nasdaq relating to corporate governance, and our intention is to comply with all applicable rules and listing standards.

The following information highlights the structures and processes of corporate governance followed by QLT. To enhance disclosure to Shareholders, QLT's corporate governance practices in relation to each of the 14 TSX Guidelines are specifically set out in Exhibit A attached to this Proxy Statement.

MANDATE OF THE BOARD OF DIRECTORS

The mandate of the Board of Directors is to supervise the management of the business and affairs of QLT. In fulfilling its mandate, the Board of Directors, as a whole, oversees the development and application of policies regarding corporate governance and is responsible for:

1.       the adoption of a strategic plan for QLT's business;

2. the identification of the principal risks of QLT's business and ensuring the implementation of the appropriate systems to manage these risks;

3. succession planning for QLT, including identifying, appointing, training and monitoring senior management;

4. overseeing the integrity of QLT's internal controls and management information systems; and

5. maintaining a continuing dialogue with management in order to ensure QLT's ability to respond to changes, both internal and external, which may affect its business operations from time to time.

The Board of Directors holds at least four regular meetings each year. There were six meetings (in person or by teleconference) and one by written consent of the Board of Directors during the year ended December 31, 2003. The frequency of meetings, as well as the nature of the matters dealt with at each meeting, will vary from year to year depending on the state of QLT's business and the opportunities or risks which QLT faces from time to time. Within that framework, it is anticipated that the Board of Directors will normally meet between four and eight times each year.

The Board of Directors has established Committees with specific responsibilities, namely an Audit and Risk Committee, a Corporate Governance and Nominating Committee and an Executive Compensation Committee. An overview of the mandate and composition of each of those Committees is set out above under the heading "Information Concerning Board Meetings and Committees".

COMPOSITION AND INDEPENDENCE OF THE BOARD

The TSX Guidelines recommend that a board of directors be constituted with a majority of individuals who come within the description of "unrelated directors". An "unrelated director" is defined in the TSX Guidelines as a director who is independent of management and is free from any interest and any other business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the company, other than interests and relationships arising from shareholding.

The Marketplace Rules of the Nasdaq Stock Market also address the concept of director independence. According to current Nasdaq rules, an independent director is a person who, in the opinion of the board of directors, does not have a relationship with the company that would interfere with the director's exercise of independent judgement in carrying out the director's responsibilities. To qualify as an "independent" director under the Nasdaq rules, the director must not:

1. have been employed by QLT or any of its affiliates for the current year or any of the past three years;

2. have accepted any compensation from QLT or any of its affiliates in excess of US$60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

3. be a member of the immediate family of an individual who is, or has been in any of the past three years, employed by QLT or any of its affiliates as an executive officer;

4. be a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which QLT made, or from which QLT received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of QLT's or the business organization's consolidated gross revenues for that year, or US$200,000, whichever is more, in any of the past three years; or

5. be employed as an executive of another entity where any of QLT's executives serve on that entity's compensation committee.

The Directors have examined the relevant definitions in the TSX Guidelines and Nasdaq rules and have individually considered their respective interests and relationships in and with QLT. As a consequence, the Board of Directors has determined that of its eight present Directors, six are unrelated and independent Directors and two are "related" or not "independent" Directors under the TSX Guidelines and Nasdaq rules, respectively. The two Directors who are considered related and not independent are Mr. Hastings, in view of his role as President and Chief Executive Officer of QLT, and Dr. Levy, who was President and Chief Executive Officer of QLT prior to February 17, 2002 and who is currently employed by QLT as the Executive Chairman of its Scientific Advisory Board.

The number of Directors proposed to be fixed at the Annual Meeting is eight, of whom six are unrelated and independent. The Board considers its proposed size of eight Directors to be appropriate and effective at the current time. The functions of the Committees of the Board are described above.

INDEPENDENCE FROM MANAGEMENT

The TSX Guidelines state that the Board of Directors should have in place appropriate structures and procedures to ensure that the Board of Directors can function independently of management. This independence is most simply assured by maintaining the positions of Chairman of the Board and Chief Executive Officer as separate positions and appointing a Chairman who is not a member of management. The Chairman of the Board, Mr. E. Duff Scott, is not a member of management, and the Board of Directors considers that additionally, by virtue of the fact that a significant majority of the members of the Board are unrelated and independent Directors, it is independent from management. The Board of Directors meets independently of any related (or not independent) Director at each of its quarterly meetings and at other times as considered appropriate by the unrelated and independent Directors.

DECISIONS REQUIRING PRIOR APPROVAL OF THE BOARD OF DIRECTORS

In addition to matters that must, by law or by the Articles of QLT, be approved by the Board of Directors, management is required to seek approval from the Board of Directors for the capital and operating budget for each fiscal year, for major transactions, or for any single expense which exceeds certain specified dollar values.

DIRECTOR EDUCATION PROGRAMS

It is the intention of the Board of Directors that as and when a new nominee is identified, the Board of Directors will ensure that a full program of orientation and education is provided for the nominee, including (but not limited to) provision of a complete corporate history, copies of past minutes of meetings of the Board of Directors, and information regarding QLT's business and operations. The Corporate Governance and Nominating Committee has been charged with reviewing the current orientation and education program and recommending and initiating improvements to this program as warranted.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders and others who wish to communicate with the Board of Directors as a whole, or to individual Directors, may write to them in care of QLT at QLT's head office at 887 Great Northern Way, Vancouver, British Columbia, Canada, V5T 4T5. All communications sent to this address will be shared with the Board of Directors or the individual Director, if so addressed.

CORPORATE CODE OF CONDUCT AND CODE OF ETHICS

QLT has adopted a Code of Conduct which is applicable to all Directors, officers and employees of QLT, as well a supplementary Code of Ethics which applies to the Chief Executive Officer and all senior financial managers of QLT. The Code of Conduct and supplementary Code of Ethics will be available on QLT's web-site at www.qltinc.com by the time of QLT's Annual Meeting of Shareholders. QLT intends to post any amendments to or waivers of its Code of Conduct or Code of Ethics on its web-site.

INVESTOR RELATIONS

Through its internal personnel and outside advisors, QLT receives and responds to Shareholder inquiries. Shareholder inquiries and concerns are dealt with promptly at the senior management level. In addition, management participates in a conference telephone call with the investment community after release of each quarterly or annual financial report, and will do so on other individual occasions if considered advisable in order to maintain an effective dialogue with the investment community.

DIRECTOR ATTENDANCE AT ANNUAL GENERAL MEETING

It is a policy of the Board of Directors to encourage Directors to attend each annual general meeting of the Shareholders. Such attendance allows for direct interaction between Shareholders and members of the Board of Directors. In 2003, all seven members of the Board of Directors then standing for re-election attended QLT's annual general meeting, in addition to the one Director who was retiring from the Board of Directors as of that meeting.

OUTSIDE ADVICE

In certain circumstances it may be appropriate for an individual Director to engage an outside professional advisor at the expense of QLT. The engagement of the outside professional advisor would be subject to approval of the Board of Directors acting in discharge of its duties to manage corporate governance matters. The Audit and Risk Committee has authority to engage external advisors as it considers warranted.

                     REPORT OF THE AUDIT AND RISK COMMITTEE

The members of the Audit and Risk Committee are "unrelated" Directors, as defined by the Toronto Stock Exchange, and "independent" Directors, as defined by the SEC rules and the Marketplace Rules of the Nasdaq Stock Market. The Charter of the Audit and Risk Committee which sets out the mandate of the Committee is available on QLT's web-site at www.qltinc.com. As new legislative requirements emerge, including those under the Sarbanes-Oxley Act, Nasdaq and under Canadian securities legislation, the Audit and Risk Committee will continue to assess whether any modifications should be made to the Audit and Risk Committee Charter and will seek Board approval to any changes to that Charter which are considered warranted.

The Audit and Risk Committee met with management of QLT periodically during the year to consider the adequacy of QLT's internal controls and the objectivity of its financial reporting. The Audit and Risk Committee discussed these matters with QLT's independent auditors and with appropriate financial personnel in QLT. The Audit and Risk Committee also discussed with QLT's senior management and independent auditors the disclosure controls and procedures which were designed by QLT's Chief Executive Officer and Chief Financial Officer and received their report thereon in advance of their making the certifications required by the SEC and the Sarbanes-Oxley Act for certain of QLT's filings with the SEC.

As part of its controls procedures, the Audit and Risk Committee approves each year the appointment of QLT's external auditors and the proposed fees to be paid for the audit services. In addition, QLT may not engage its external auditors to provide non-audit services unless the nature and cost of those services have also been pre-approved by the Audit and Risk Committee.

During 2003, the Sarbanes-Oxley Act added a number of provisions to U.S. federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees. Related rules concerning audit committee structure, membership, authority and responsibility were recently adopted by Nasdaq and became applicable to QLT as of January 15, 2004. The Board of Directors and the Audit and Risk Committee believe that each member of the Audit and Risk Committee is an "independent director" as that term is defined by these recently adopted Nasdaq rules.

The Audit and Risk Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2003 with the management of QLT. In addition, the Audit and Risk Committee has discussed with the independent auditors for QLT, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit and Risk Committee has received the written disclosures and the letter from the auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the auditors the independence of the auditors. The Audit and Risk Committee has received the report of the Chief Executive Officer and the Chief Financial Officer with respect to their assessment of QLT's internal controls. Based on the discussions and reviews noted above, the Audit and Risk Committee recommended to QLT's Board of Directors that the audited financial statements be included in QLT's Annual Report on Form 10-K for fiscal year 2003.

         Peter A. Crossgrove (Chair), Ronald D. Henriksen, L. Jack Wood
                     MEMBERS OF THE AUDIT AND RISK COMMITTEE

                       APPOINTMENT OF INDEPENDENT AUDITORS

The firm of Deloitte & Touche LLP served as independent auditors for QLT for the year ended December 31, 2003. Upon the unanimous recommendation of the Audit and Risk Committee, the Board of Directors has proposed that Deloitte & Touche LLP continue in this capacity for the current fiscal year. Deloitte & Touche LLP were first appointed as independent auditors of QLT in 1983.

Both the President and Chairman intend to vote the Common Shares represented by proxies for which either of them is appointed proxyholder "FOR" the appointment of Deloitte & Touche LLP at a remuneration to be fixed by the Board of Directors. If the resolution is not adopted, the Business Corporations Act (British Columbia) provides that the current auditors, Deloitte & Touche LLP, will continue to act for QLT until such time as the Shareholders approve alternate auditors.

For the years ended December 31, 2003 and 2002, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") as follows:

      FISCAL YEAR ENDED                       2003                    2002
-----------------------------             ------------           -------------
Audit Fees (for audit of                  Cdn.$548,219            Cdn.$361,725
QLT's annual financial
statements for the respective
year, reviews of QLT's
quarterly financial
statements and services
provided in connection with
statutory and regulatory
filings)

Audit-Related Fees                                   -                       -

Tax Fees (Tax compliance, tax             Cdn.$119,281             Cdn.$29,300
advice and planning)

All Other Fees                                       -                       -

TOTAL FEES                                Cdn.$667,500            Cdn.$391,025

The Audit and Risk Committee considered and concluded that the provision by Deloitte & Touche LLP of such financial information and systems design and implementation services, and other services as were provided to QLT in 2003, is compatible with maintaining the independence of Deloitte & Touche LLP.

QLT has been advised that a representative of Deloitte & Touche LLP will attend the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions from Shareholders.

                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS

The Audited Consolidated Financial Statements of QLT for the year ended December 31, 2003, together with the Auditors' Report thereon, which are included in QLT's Annual Report for Canadian regulatory purposes, will be presented at the Annual Meeting. Additional copies of the Audited Consolidated Financial Statements are available from QLT's web-site at www.qltinc.com or upon request directly to QLT to the attention of "QLT Investor Relations", 887 Great Northern Way, Vancouver, British Columbia, Canada, V5T 4T5 (Phone: 604-707-7000; Fax:
604-707-7001; e-mail: ir@qltinc.com.

                                 OTHER BUSINESS

The Board of Directors is not aware of any other matter that may be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, both the President and Chairman of the Board of Directors intend to vote the Common Shares represented by proxy for which for which either of them is appointed in accordance with their best judgement on such matters.

The contents and the sending of this Proxy Statement have been approved by the Board of Directors.

DATED at Vancouver, British Columbia, this 28th day of April, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

"Janet Grove"

Janet Grove

Corporate Secretary

                                    EXHIBIT A

To enhance disclosure to Shareholders, QLT's corporate governance practices in relation to each of the 14 TSX Guidelines are as follows:

TSX GUIDELINES FOR EFFECTIVE CORPORATE       QLT CORPORATE GOVERNANCE
GOVERNANCE                                   PRACTICES

(1)   THE BOARD OF DIRECTORS SHOULD          The Board of Directors of QLT
      EXPLICITLY ASSUME RESPONSIBILITY       assumes responsibility for the
      FOR STEWARDSHIP OF QLT, AND AS         stewardship of QLT and the
      PART OF THE OVERALL STEWARDSHIP        enhancement of Shareholder value.
      RESPONSIBILITY, SHOULD ASSUME          The Board of Directors has
      RESPONSIBILITY FOR:                    formalized its position on
                                             corporate governance in a
                                             documented mandate of the Board of
                                             Directors which was accepted by the
                                             members of the Board of Directors.
                                             The Board of Directors has also
                                             established a Corporate Governance
                                             and Nominating Committee with a
                                             mandate to actively review and
                                             ensure that good corporate
                                             governance practices are followed.
                                             All key issues recommended by the
                                             TSX Guidelines are included in the
                                             mandate of the Board of Directors,
                                             and include the following:

      (a) ADOPTION OF A STRATEGIC PLANNING   The Chief Executive Officer, with
          PROCESS;                           the active involvement of the Board
                                             of Directors, is responsible for
                                             ensuring that there are long-term
                                             goals and a strategic planning
                                             process in place for QLT. On an
                                             annual basis, the Board of
                                             Directors and management meet
                                             together for a strategic planning
                                             session, where the Board of
                                             Directors reviews and approves a
                                             strategic plan. On an on-going
                                             basis, the Board of Directors
                                             monitors management's success in
                                             implementing the strategies set out
                                             in the plan and provides guidance
                                             and judgement to the evolving
                                             strategic plan.

      (b) THE IDENTIFICATION OF THE          The Board of Directors, through
          PRINCIPAL RISKS OF QLT'S           its Committees and as a whole, has
          BUSINESS AND ENSURING THE          a mandate to ensure that there are
          IMPLEMENTATION OF                  in place systems to effectively
          APPROPRIATE SYSTEMS TO             monitor and manage business risks,
          MANAGE THESE RISKS;                with a view to the long-term
                                             viability of QLT. The Board of
                                             Directors and the Audit and Risk
                                             Committee continually review
                                             existing practices and systems with
                                             a view to improving such processes
                                             where appropriate.

      (c) SUCCESSION PLANNING, INCLUDING     Through its Compensation
          APPOINTING, TRAINING AND           Committee, the Board of Directors
          MONITORING SENIOR MANAGEMENT;      ensures that QLT has a plan for
                                             continuity of its officers and an
                                             executive compensation plan that is
                                             motivational and competitive to
                                             attract, hold and inspire the
                                             performance of its executive
                                             management and other key personnel.

      (d) A COMMUNICATIONS POLICY FOR QLT;   The Board of Directors ensures
                                             that QLT has in place a formal
                                             investment communications policy
                                             to ensure a continued strong link
                                             between the Board of Directors,
                                             its Shareholders and its senior
                                             management.  QLT's Investor
                                             Relations and Corporate
                                             Communication Department seeks and
                                             shares feedback from institutional
                                             investors and from other
                                             Shareholders.  The Board of
                                             Directors is kept informed of any
                                             material issue of concern to
                                             Shareholders and provides
                                             direction for action as required.

      (e) THE INTEGRITY OF QLT'S INTERNAL    The Audit and Risk Committee acts
          CONTROL AND MANAGEMENT             on behalf of the Board of
          INFORMATION SYSTEMS.               Directors in monitoring internal
                                             accounting controls and monitoring
                                             the business conduct of QLT. It
                                             reviews matters on a quarterly
                                             basis relating to the financial
                                             position of QLT in order to provide
                                             reasonable assurances that QLT is
                                             in compliance with applicable laws
                                             and regulations, is conducting its
                                             affairs ethically, and that
                                             effective controls are maintained.
                                             The Chief Executive Officer and the
                                             Chief Financial Officer report
                                             regularly to the Audit and Risk
                                             Committee with respect to the
                                             integrity of QLT's internal
                                             controls. The Audit and Risk
                                             Committee engages the independent
                                             auditor directly, and meets
                                             regularly with the independent
                                             auditor without management present.

(2)   THE BOARD OF DIRECTORS SHOULD BE       A majority of the Board of
      CONSTITUTED WITH A MAJORITY OF         Directors are unrelated. Of the
      THE INDIVIDUALS WHO QUALIFY AS         eight present Directors, only two,
      "UNRELATED" DIRECTORS                  Mr. Hastings and Dr. Julia Levy,
      (INDEPENDENT OF MANAGEMENT AND         are related Directors; six of the
      FREE FROM CONFLICTING INTEREST).       eight Directors are independent of
                                             management and free from any
                                             business interests or relationships
                                             that could materially interfere
                                             with a Director's ability to act in
                                             the best interests of QLT.

                                             The TSX Guidelines also recommend
                                             that in the circumstances where a
                                             company has a "significant
                                             shareholder" (that is, a
                                             shareholder with the ability to
                                             exercise the majority of the votes
                                             for the election of directors) the
                                             board of directors should include a
                                             number of directors who do not have
                                             interests in or relationships with
                                             the company or the significant
                                             shareholder and which fairly
                                             reflects the investment in the
                                             company by the shareholders other
                                             than the significant shareholder.
                                             As of the date of this Proxy
                                             Statement, QLT does not have such a
                                             "significant shareholder".

(3)   THE BOARD OF DIRECTORS WILL            (i)  QLT carries out this
      ASSESS AND DISCLOSE ON AN ANNUAL            assessment and discloses its
      BASIS (i) WHETHER THE BOARD OF              conclusions and the basis
      DIRECTORS HAS A MAJORITY OF                 therefor annually.
      UNRELATED DIRECTORS AND (ii) THE
      ANALYSIS OF THE APPLICATION OF         (ii) In nominating candidates to
      THE PRINCIPLES SUPPORTING THIS              the Board of Directors, the
      CONCLUSION.                                 business interests and
                                                  relationships of the
                                                  candidates are reviewed to
                                                  ensure that such nominees are
                                                  able to act in the best
                                                  interests of QLT. The
                                                  Corporate Governance and
                                                  Nominating Committee consists
                                                  of three unrelated Directors
                                                  who are responsible for
                                                  reviewing and making
                                                  recommendations on the size
                                                  and composition of the Board
                                                  of Directors and standing
                                                  Committees of the Board of
                                                  Directors, to undertake
                                                  assessments of the performance
                                                  of the members of the Board of
                                                  Directors, to oversee Director
                                                  education programs and in
                                                  reviewing and advising the
                                                  Board of Directors on
                                                  corporate governance matters.

(4)   THE BOARD OF DIRECTORS SHOULD          The Corporate Governance and
      APPOINT A COMMITTEE OF DIRECTORS,      Nominating Committee annually
      COMPOSED EXCLUSIVELY OF OUTSIDE        reviews the credentials of
      DIRECTORS (A MAJORITY OF WHOM ARE      nominees for re-election and
      UNRELATED DIRECTORS) RESPONSIBLE       ensure qualifications are
      FOR PROPOSING NEW NOMINEES TO THE      maintained. The Corporate
      BOARD AND FOR ASSESSING DIRECTORS.     Governance and Nominating
                                             Committee is comprised of only
                                             outside unrelated directors.

(5)   THE BOARD OF DIRECTORS SHOULD          In 2003, the Corporate Governance
      IMPLEMENT A PROCESS FOR ASSESSING      and Nominating Committee developed
      THE EFFECTIVENESS OF THE BOARD OF      and implemented a formal
      DIRECTORS, ITS COMMITTEES AND THE      assessment process to assess the
      CONTRIBUTION OF INDIVIDUAL             effectiveness of the members of
      DIRECTORS.                             the Board of Directors.

(6)   EVERY COMPANY SHOULD HAVE AN           As and when a new nominee is
      ORIENTATION AND EDUCATION PROGRAM      identified, the Board of Directors
      FOR NEW RECRUITS TO THE BOARD OF       ensures that a full program of
      DIRECTORS.                             orientation and education is
                                             provided for the nominee, including
                                             (but not limited to) provision of a
                                             complete corporate history,
                                             including copies of past minutes of
                                             meetings of the Board of Directors,
                                             as well as information regarding
                                             QLT's business and operations. The
                                             Corporate Governance and Nominating
                                             Committee has been charged with
                                             reviewing this orientation and
                                             education program and recommending
                                             improvements as may be warranted.

(7)   EVERY BOARD OF DIRECTORS SHOULD        The Corporate Governance and
      EXAMINE ITS SIZE TO DETERMINE THE      Nominating Committee and the Board
      IMPACT OF THE NUMBER UPON              of Directors as a whole annually
      EFFECTIVENESS, AND WHERE               examine the size of the Board of
      APPROPRIATE, UNDERTAKE A PROGRAM       Directors to ensure that it is
      TO REDUCE THE SIZE TO FACILITATE       optimum for decision making.
      MORE EFFECTIVE DECISION MAKING.

(8)   THE BOARD OF DIRECTORS SHOULD          The amount and form of Director
      REVIEW DIRECTOR COMPENSATION AND       compensation is reviewed
      ENSURE SUCH COMPENSATION               periodically by the Compensation
      REALISTICALLY REFLECTS THE             Committee, with any resulting
      RESPONSIBILITIES AND RISKS             recommendations made to the full
      INVOLVED IN BEING A DIRECTOR.          Board of Directors, to ensure that
                                             such compensation realistically
                                             reflects the responsibilities and
                                             risks of being an effective
                                             Director.

(9)   COMMITTEES OF THE BOARD OF             All Committees of the Board of
      DIRECTORS SHOULD GENERALLY BE          Directors at QLT are composed
      COMPOSED OF OUTSIDE DIRECTORS,         A entirely of unrelated or
      MAJORITY OF WHOM ARE UNRELATED         independent Directors.
      DIRECTORS.

(10)  THE BOARD OF DIRECTORS SHOULD          The Corporate Governance and
      ASSUME RESPONSIBILITY FOR, OR          Nominating Committee of the Board
      ASSIGN TO A COMMITTEE OF               of Directors ensures that an
      DIRECTORS, GENERAL                     effective and efficient approach
      RESPONSIBILITIES FOR DEVELOPING        to corporate governance at QLT is
      QLT'S APPROACH TO GOVERNANCE           developed and implemented.  The
      ISSUES.                                Committee assesses the
                                             effectiveness of corporate
                                             governance and makes
                                             recommendations to the full Board
                                             of Directors.

(11)  THE BOARD OF DIRECTORS TOGETHER        The Board of Directors together
      WITH THE CHIEF EXECUTIVE OFFICER       with the Chief Executive Officer
      SHOULD DEVELOP POSITION                has identified certain areas of
      DESCRIPTIONS FOR THE BOARD OF          QLT's business which the Board is
      DIRECTORS AND FOR THE CHIEF            responsible to review with
      EXECUTIVE OFFICER.  THE BOARD OF       management on a regular basis.
      DIRECTORS SHOULD APPROVE OR            The Board of Directors annually
      DEVELOP THE CORPORATE OBJECTIVES       approves the corporate objectives
      WHICH THE CHIEF EXECUTIVE OFFICER      which the Chief Executive Officer
      IS RESPONSIBLE FOR MEETING.            is responsible for meeting.  The
                                             goals against
                                             which the Chief Executive Officer
                                             is measured are the same as the
                                             corporate goals.

(12)  THE BOARD OF DIRECTORS SHOULD          The Board of Directors meets
      HAVE IN PLACE APPROPRIATE              independently of management at
      STRUCTURES AND PROCEDURES TO           each regular Board of Directors
      ENSURE THAT THE BOARD OF               meeting.  The Chairman of the
      DIRECTORS CAN FUNCTION                 Board is an unrelated and
      INDEPENDENTLY OF MANAGEMENT.           independent member of the Board of
                                             Directors.

(13)  THE AUDIT COMMITTEE OF THE BOARD       The Audit and Risk Committee of
      OF DIRECTORS SHOULD BE COMPOSED        the Board of Directors is composed
      ONLY OF OUTSIDE DIRECTORS AND          entirely of outside, unrelated and
      SHOULD HAVE (i) SPECIALLY DEFINED      independent Directors. The Audit
      ROLES AND RESPONSIBILITIES; (ii)       and Risk Committee consists of
      DIRECT COMMUNICATION CHANNELS          three Directors who are not
      WITH THE INTERNAL AND EXTERNAL         involved in the daily operations
      AUDITORS; AND (iii) OVERSIGHT          of QLT.  The Audit and Risk
      RESPONSIBILITY FOR MANAGEMENT          Committee assists the Board of
      REPORTING IN INTERNAL CONTROL.         Directors in fulfilling its
                                             responsibilities for QLT's
                                             accounting and financial reporting
                                             practices by reviewing the
                                             quarterly and annual consolidated
                                             financial statements, reviewing the
                                             adequacy of the system of internal
                                             controls, reviewing any relevant
                                             accounting, financial and security
                                             regulatory matters, reviewing the
                                             management of corporate risks and
                                             recommending the appointment of
                                             independent auditors, who meet
                                             quarterly with management and
                                             separately with management
                                             excluded. The Audit and Risk
                                             Committee also provides a mechanism
                                             for communication between the Board
                                             of Directors and QLT's independent
                                             auditors, who meet not less than
                                             quarterly with management and
                                             separately with management
                                             excluded. This Committee engages
                                             the auditors on behalf of QLT, and
                                             has the authority to engage other
                                             external advisors as it considers
                                             warranted.

(14)  THE BOARD OF DIRECTORS SHOULD          Individual Directors may engage
      IMPLEMENT A SYSTEM WHICH ENABLES       outside advisers at the expense of
      AN INDIVIDUAL DIRECTOR TO ENGAGE QLT,  with the prior approval of
      AN OUTSIDE ADVISOR AT QLT'S            the Chairman. The Audit and Risk
      EXPENSE, IN APPROPRIATE                Committee has authority to engage
      CIRCUMSTANCES.                         external advisors as it considers
                                             warranted.